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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2002

AXONYX INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-25571 (Commission File Number)	86-0883978 (IRS Employer Identification No.)
825 THIRD AVENUE, 40TH FLOOR, NEW YORK, NEW YORK (Address of principal executive offices)		10022 (Zip Code)

Registrant's telephone number, including area code (212) 688-4770

(Former name or former address, if changed since last report.)

Item 5. Other Events.

        On March 4, 2002 Axonyx Inc. issued a press release announcing its fourth quarter and year end results and announcing the termination of the Common Stock Underwriting Agreement with Ramius Securities, LLC and the Stand-By Purchase Agreement with Ramius Capital Group, LLC, both originally signed on October 25, 2000, on February 21, 2002. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Exhibits.

Exhibit 99.1	Press Release, dated March 4, 2002, entitled "Axonyx Announces Fourth Quarter and Year End Financial Results."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONYX INC.
By:	/s/ MARVIN S. HAUSMAN, M.D. Marvin S. Hausman, M.D. President & Chief Executive Officer

DATED: March 5, 2002.

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  Item 5. Other Events .
  Item 7. Exhibits .
SIGNATURES